                                                                     EXHIBIT 3.2

                                                                 FILED
                                                           STATE OF WASHINGTON
                                                               MAY 13 1996
                                                               RALPH MUNRO
                                                           SECRETARY OF STATE

VAL: 05-03-1996 - 95792        SOS: 05-13-1996 - 43108
$50.00 on 05-02-1997 -
CHECK 04-30-1996 - 13124



                          ARTICLES AND PLAN OF MERGER

                                      OF

                      MEDICAL RESOURCES TECHNOLOGIES, LTD.
                            A Washington Corporation

                Pursuant to Section 23B. 11.010, et seq. of the
                          Washington Revised Statutes


                                     INTO

                                   UCAP, INC.
                     A Nevada Corporation as the surviving
                corporation, pursuant to Section 78.475, et seq.
                         Of the Nevada Revised Statutes

     AGREEMENT OF MERGER, dated the 23 day of APRIL 1996, between MEDICAL
                                    --        -----
RESOURCES TECHNOLOGIES, LTD., a Washington corporation hereinafter called "MRT" and all of the directors thereof, and UCAP, INC., a Nevada corporation, herein after called "UCAP" and all of the directors thereof, the two corporations being hereinafter sometimes called the Constituent Corporations.

     WHEREAS, the Board of Directors of each of the Constituent Corporations deem it advisable and generally to the welfare of the Constituent Corporations that these corporations merge under the terms and conditions hereinafter set forth, such merger to be effected pursuant to the statutes of the State of Nevada and the statutes of the State of Washington, and after they have duly approved and authorized the form of agreement of merger, and

     WHEREAS, the Nevada corporation is a corporation duly organized under the laws of the State of Nevada having being incorporated February 25, 1991, having authorized capital stock consisting of 75,000,000 shares all of which are of one class with a par value of $.001 par, per share of each, of which 2,745,962 shares are issued and outstanding, and

     WHEREAS, MRT is a corporation duly organized under the laws of the State of Washington having been incorporated February 6, 1996, having authorized capital stock consisting of 500,000 shares of common stock with a no par value, of which 10,000 shares have been issued and outstanding.

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     WHEREAS, the laws of the States of Nevada and Washington permit such a merger, and the Constituent Corporation's desire to merge under and pursuant to the provisions of the laws of their respective states;

     NOW, THEREFORE, In consideration of the promises and of the mutual agreements and covenants herein contained, it is agreed that MRT be merged into UCAP which shall be the Surviving Corporation, and the terms and conditions of such merger and the mode of carrying it into effect are and shall be as follows:

1. NAME OF SURVIVING CORPORATION
   -----------------------------

    The name of the corporation, which is sometimes hereinafter referred to as the Surviving Corporation, shall from and after the effective date of the merger, be MEDICAL RESOURCES TECHNOLOGIES, LTD. The separate existence of MRT the Washington corporation shall cease at the effective date of the merger, except insofar as it may be continued by law or in order to carry out the purposes of this Agreement of Merger and except as continued in the Nevada corporation.

2. ARTICLES OF INCORPORATION OF SURVIVING CORPORATION
   --------------------------------------------------

     The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of the Nevada corporation as amended. The name of UCAP shall be changed to MEDICAL RESOURCES TECHNOLOGIES, LTD. By Amendment to the Nevada Articles of Incorporation in Nevada.

3. BYLAWS
   ------

     The bylaws of the Surviving Company at the effective date of the merger shall be the bylaws of the Nevada corporation until altered or repealed as provided therein.

4. BOARD OF DIRECTORS AND OFFICERS
   -------------------------------

     The members of the Board of Directors and the Officers of the Surviving Corporation immediately after the effective date of the merger shall be those persons who were the members of the Board Directors and the Officers, respectively, of the Washington Company immediately prior to the effective date of the merger, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

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5. AUTHORITY TO CONDUCT BUSINESS
   -----------------------------

     The Washington Company represent that it has filed an application for authority to do business in Washington. The Surviving Corporation will conduct no such business in Washington without first filing and having such application approved.

     The Surviving Corporation will file its application for authority to conduct business in all the states they plan to do business in immediately upon completion of the merger.

6. CONVERSION OF SHARES
   --------------------

     The manner of converting the shares of the Constituent Corporations into shares of the Surviving Corporation shall be set forth in this paragraph:

     (a) The manner and basis of converting the shares of MRT into shares of the Surviving Corporation shall be as follows:

     Immediately upon the effective date of the merger, each share of stock of MRT outstanding in the hands of its shareholder (being 100% of the shares of MRT outstanding) without any action on the part of the holder thereof, shall automatically become and be converted into common stock of UCAP at the rate of 950 shares of stock of the Surviving Corporation for each share of the common stock of MRT and each outstanding certificate representing shares of common stock of MRT shall thereupon be deemed for all corporate purposes (other than the payment of dividends) to evidence the ownership of the number of fully paid, nonassessable shares of common stock of the surviving corporation to which such shares of common stock of MRT shall have been so converted.

7. RIGHTS OF SHAREHOLDERS
   ----------------------

     After the effective date of the merger, any holder of a certificate or certificates which theretofore represented shares of common stock of MRT may, but shall not be required to surrender the same to the Transfer Agent of the Surviving Corporation, Atlas Stock Transfer, 5899 South State, Suite 24, Murray, Utah 84107 and shall thereupon entitled to receive in exchange therefore a certificate or certificates representing the 9,500,000 number of shares of common stock of the Surviving Corporation into which the shares of common stock of MRT theretofore represented by such certificate or certificates shall have been converted.

8. EFFECTIVE DATE OF MERGE
   -----------------------

     (a) For all purposes of the laws of the State of Washington, this Agreement of Merger and the Merger herein provided for shall become effective and the separate existence of MRT, except insofar as may be continued by statute, shall cease as soon as; The Agreement of Merger shall

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have been adopted, approved, signed, and acknowledged in accordance with the laws of the State of Washington and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Certificate and Agreement of Merger shall have been filed in the office of the Department of State.

     (b) For all purposes of the laws of the State of Nevada, this Agreement of Merger and the merger herein provided for shall become effective and the separate existences of MRT except insofar as they may be continued by statute, shall cease as soon as; This Agreement of Merger shall have been adopted, approved, signed, and acknowledged in accordance with the laws of the State of Nevada and certificates of its adoption and approval shall have been executed in accordance with such laws; and this Agreement of Merger shall been filed in the office of the Secretary of State of the State of Nevada.

     (c) The corporate identity, existence, purposes, powers, objects, franchises, rights and immunities of MRT shall continue unaffected and unimpaired by the merger hereby provided for, and the corporate identities, existences, purposes, powers, objects, franchises, rights and immunities of MRT shall be continued in and merged into the Surviving Company and shall be fully vested therein.

     (d) The date upon which this Agreement is filed in the offices mentioned above and upon which the Constituent Corporations shall so become a single corporation is the effective date of the merger.

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9. AUTHORIZATION
   -------------

     The parties hereto acknowledge and respectively represent that this Merger Agreement is authorized by the laws of the respective jurisdictions of the constituent Corporations and that the matter was approved at a special shareholders meeting of the respective corporations at which the shareholder voted as follows:

================================================================================

CORPORATION                 SHARES OUTSTANDING        VOTED        VOTED
                                                      FOR          AGAINST
================================================================================
MEDICAL RESOURCES
TECHNOLOGIES, LTD.                 10,000             10,000         -0-
(WASHINGTON)
UCAP, INC. (NEVADA)             2,745,962          1,795,725         -0-

10. FURTHER ASSURANCES OF TITLE
    ---------------------------

     As and when requested by the Surviving Corporation or by its successors or assigns, MRT will execute and deliver or cause to be executed and delivered all such deeds and instruments and will take or cause to be taken all such further action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of any of the Constituent Corporations acquired by the Surviving Corporation by reason or as a result of the merger herein provided for and otherwise to carry out MRT and the officers and directors of the Surviving Corporation are fully authorized in the name of the respective Constituent Corporations or otherwise to take any and all such action.

11. SERVICE OF PROCESS ON SURVIVING CORPORATION
    -------------------------------------------

     Washington: The Surviving Corporation agrees that it may be served with process in the State of Washington in any proceeding for enforcement of any obligation of MRT as well as for the enforcement of any obligation of the Surviving Corporation arising from their merger, including any suit or other proceeding to enforce the right of any shareholder as determined in appraisal proceedings pursuant to the provisions of the General Corporation Law of Washington and hereby irrevocably appoints the Secretary of State of Washington as its agent to accept service of process in any suit or other proceeding. Copies of such process may be mailed to the Surviving Company's Resident Agent:
Pacific Stock Transfer Company, 1641 East Sunset Road, Suite B-109, Las Vegas, Nevada 93385, until further notice.

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12. SHAREHOLDER'S RIGHT TO PAYMENT
    ------------------------------

     The Surviving Corporation agrees that subject to the provisions of the General Business Corporation Law of the State of Washington, it will pay to the shareholders of the Washington Company the amounts, if any, to which such shareholders may be entitled under the provisions of the above statutes of the laws of Washington as the case may be.

13. ABANDONMENT
    -----------

     This Agreement of Merger may be abandoned (a) by either Constituent Corporation, acting by its Board of Directors, at any time prior to its adoption by the shareholders of both of the Constituent Corporations as provided by law, or (b) by the mutual consent of the Constituent Corporations, acting each by its Board of Directors, at any time after such adoption by such shareholders and prior to the effective date of the merger. In the event of abandonment of the Agreement of Merger pursuant to (a) above, notice thereof shall be given by the Board of Directors of the corporation, and thereupon, or abandonment pursuant to
(b) above, this Agreement of Merger shall become wholly void and of no effect and there shall be no further liability or obligation hereunder on the part of either of the Constituent Corporations or of its Board of Directors or Shareholders.

     IN WITNESS WHEREOF, each of the Constituent Corporations pursuant to authority duly granted by its Board of Directors, has caused this Agreement of Merger to be executed by a majority of its Directors and its President and Secretary.

     The respective Directors and Officers of the Constituent Corporation do hereby certify that the above Merger Agreement was adopted by vote of the Shareholder of the constituent Corporation as set forth in the above Agreement and the said resolution has not been revoked or amended.

MEDICAL RESOURCES TECHNOLOGIES, LTD.               UCAP, INC.
Washington                                         Nevada


By: /s/ RICHARD B. WEDIG                           By: /s/ ROBERT W. HOFFMAN
    -------------------------------                    ------------------------
      President                                          President


By: /s/ HOWARD G. EVANS                            By: /s/ LORNE G. MORPHEW
    -------------------------------                    ------------------------
      Secretary                                          Secretary

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